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                                                                     EXHIBIT 5.1

               [Letterhead of Waller Lansden Dortch & Davis, PLLC]


                                  July 1, 2002

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.  20549

         Re:      LifePoint Hospitals, Inc.

Ladies and Gentlemen:

         We have acted as counsel to LifePoint Hospitals, Inc., a Delaware corporation (the "Company"), in connection with the preparation of a registration statement on Form S-8 (the "Registration Statement") to be filed with the Securities and Exchange Commission relating to 100,000 shares of Common Stock, $.01 par value, of the Company (the "Shares") issuable pursuant to the terms of the Company's Employee Stock Purchase Plan (the "Plan").

         In connection with this opinion, we have examined and relied upon such records, documents and other instruments as in our judgment are necessary and appropriate in order to express the opinions hereinafter set forth and have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, and the conformity to original documents of all documents submitted to us as certified or photostatic copies. We express no opinion as to the law of any jurisdiction other than the laws of the State of Tennessee and the corporate laws of the State of Delaware.

         Based upon the foregoing, we are of the opinion that the Shares, to the extent actually issued pursuant to the Plan and in the manner and on the terms described in the Plan, will be duly authorized, validly issued, fully paid and non-assessable.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. In giving such consent, we do not hereby admit that we come within the category of persons whose consent is required under Section 7 of the Act, or under the rules and regulations of the Securities and Exchange Commission.

                                     Very truly yours,
                                     /s/ Waller Lansden Dortch & Davis,
                                     A Professional Limited Liability Company